UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Commission File No. 33-18978

TEL-INSTRUMENT ELECTRONICS CORP
(Name of Registrant as specified in its charter)

________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Tel-Instrument Electronics Corp
One Branca Road
East Rutherford, NJ 07073

NOTICE
OF
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD
January 15, 2014

The Annual Meeting of shareholders of Tel-Instrument Electronics Corp will be held at the Company’s principal office, One Branca Road, East Rutherford, NJ, on Wednesday, January 15, 2014 at 4:00 p.m. EST, for the following purposes, as more fully described in the accompanying Proxy Statement:

1	To elect five directors for one year terms.

2.	To ratify the appointment of BDO USA, LLP as the Company’s Independent Registered Public Accounting firm for the fiscal year ending March 31, 2014.

3.	To consider and conduct a non-binding advisory vote on a proposal to approve the Company’s executive compensation.

4.	To consider and conduct a non-binding advisory vote on a proposal regarding the frequency of advisory votes on executive compensation.

5.	To act upon such other business as may properly come before the meeting, or at any adjournment or postponement thereof.

Shareholders of record at the close of business on December 12, 2013, are entitled to notice of, and to vote at, the meeting, or at any adjournment thereof.

We hope that you are able to attend our Annual Meeting.

Whether or not you plan to attend the meeting in person, please vote as soon as possible by marking, dating, and signing the enclosed Proxy Card exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States.  Proxies may be revoked at any time before they are exercised, in the manner set forth in the Proxy Statement, and, if you attend the meeting in person, you may withdraw your proxy and vote personally on any matter properly brought before the meeting.

This Proxy Statement, the accompanying form of Proxy Card and President’s Letter are being mailed on or about December 20, 2013 to Stockholders entitled to vote.  The Company’s Fiscal 2013 Annual Report on Form 10-K and quarterly report on Form 10-Q for the period ended September 30, 2013, which contain consolidated financial statements, are being mailed with this Proxy Statement, but are not a part of the proxy soliciting materials.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders
to be held on January 15, 2014.

This Proxy Statement, Annual Report on Form 10-K for Fiscal 2013 and Quarterly Report on Form 10-Q for the period ended September 30, 2013 are available at our corporate website at www.telinstrument.com under “Company” and then go to “Investor Relations”.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Jeffrey C. O’Hara
     Jeffrey C. O’Hara
     President and Chief Executive Officer
East Rutherford, NJ
December 20, 2013

Tel-Instrument Electronics Corp
One Branca Road
East Rutherford, NJ 07073

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD
January 15, 2014

INFORMATION CONCERNING SOLICITATION AND VOTING

Proxies

This Proxy Statement and Proxy Card are furnished in connection with the solicitation of proxies by Tel-Instrument Electronics Corp (the “Company” or “Tel”) for use at the annual meeting of shareholders to be held at 4:00 p.m. EST, on Wednesday, January 15, 2014 at the Company’s facilities at One Branca Road, East Rutherford, NJ, or at any adjournment or postponement thereof.  The Annual Report, which includes our audited financial statements for the fiscal year ended March 31, 2013, and our Quarterly Report for the quarter ended September 30, 2013, have been mailed to you with this Proxy Statement, but are not part of the proxy soliciting material.

You may vote at the meeting in person or by proxy.  We recommend that you vote, sign and date the enclosed Proxy Card, and return it promptly in the enclosed postage paid envelope, even if you plan to attend the meeting.  You can always change your vote at the meeting in the manner set forth below under “Revocability of Proxies.”  Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct.  You may vote for some, all, or none of the director candidates. You may also vote for or against the other proposals, or you may abstain from voting.

All shares of common stock represented at the meeting by properly executed and returned proxies, unless such proxies have previously been revoked, will be voted at the annual meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications.  Shares represented by properly executed and returned proxies, on which no specification has been made, will be voted 1) for the election of the nominees for director named herein, 2) for the ratification of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2014, 3) the advisory vote on executive compensation, and 4) the advisory vote on the frequency of the advisory vote on executive compensation.

If any other matters are properly presented at the annual meeting for action, including a question of adjourning or postponing the annual meeting from time to time, the persons named in the proxies and acting thereunder, will have discretion to vote on such matters in accordance with their best judgment.  The Company is unaware of any matters which will be submitted to Shareholders for action, other than as stated in the Proxy card.

This Notice of Annual Meeting, this Proxy Statement, and the related proxy card are first being mailed to shareholders on or about December 20, 2013.

Record Date and Outstanding Common Stock

The Board of Directors has fixed the close of business on December 12, 2013, as the Record Date for determining the holders of outstanding common stock entitled to notice of, and to vote at, the annual meeting.  On that date, there were 3,246,087 shares of common stock issued, outstanding, and entitled to vote.

Voting and Solicitation

Each shareholder is entitled to one vote, exercisable in person or by proxy, for each share of common stock held of record on the record date.  Shareholders are entitled to vote their shares for each proposal and for each nominee, and cumulative voting is not permitted. Shareholders may vote separately for each nominee.

If your shares are held by a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of those shares held in “street name”. If your shares are held in street name, these proxy materials are being forwarded to you by your bank, brokerage firm or nominee (the “Record Holder”), along with a voting instruction card. As the beneficial owner, you have the right to direct the Record Holder how to vote your shares, and the Record Holder is required to follow your instructions. If you do not give instructions to your bank, broker or nominee, it will nevertheless be entitled to vote your shares in its discretion for the ratification of the independent auditors, but will not be permitted to vote on any other matters, including proposal 1, election of directors, and any other matters which may be submitted properly at the meeting, and your shares will be considered broker non-votes on these matters, if any.   Broker non-votes on a proposal are shares held by brokers that do not have discretionary authority to vote on the matter, have not received voting instructions from their clients and do not vote on specific proposals.

The presence in person or by proxy, of a majority of the shares of common stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at a meeting.  An affirmative vote of a majority of the shares of common stock present in person or by proxy, at a meeting where there is a duly constituted quorum is necessary to adopt any matter submitted for vote.  All votes will be tabulated by the inspector of election for the meeting appointed by the Directors and who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.

Proxies, properly executed by the beneficial owner of the shares, on which no specification has been made will be counted for quorum purposes and voted for the election of the nominees for Director listed below, for ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm, for approval of the Company’s executive compensation, for approval of an annual vote on future executive compensation, and, if any, for other matters that are properly raised at the meeting, we will use our best judgment to vote your proxy.  As of the date of this Proxy Statement, we are unaware of any other matters to be voted on.  If you mark the Proxy Card indicating withholding of your vote, the equivalent to abstaining, your proxy will be counted in determining the quorum, but will not be a vote cast and, therefore, it will have the effect of a vote cast “against” the proposal.

Tel will pay the expenses incurred in connection with the solicitation of proxies and we are soliciting proxies principally by mail.  In addition, directors, officers, and regular employees may solicit proxies, personally or by telephone, for which they will receive no consideration other than their regular compensation.  We will also request brokerage houses, nominees, custodians, and fiduciaries to forward soliciting material to the beneficial owners of shares of common stock held by them, as of the record date, and will reimburse such persons for their reasonable expenses so incurred.

Revocability of Proxies

Any shareholder who executes and returns a proxy may revoke it at any time before it is voted by (a) executing a later-dated proxy relating to the same shares and meeting and delivering it to our Corporate Secretary before the vote at the meeting, (b) filing a written notice of revocation bearing a later date than his proxy, with our Corporate Secretary, before the vote at the meeting, or (c) appearing in person at the meeting, filing a written notice of revocation with the Corporate Secretary and voting in person the shares to which the proxy relates.  Any written notice or subsequent proxy should be delivered to Tel-Instrument Electronics Corp, One Branca Road., East Rutherford, NJ 07073, Attn:  Joseph P. Macaluso.

Householding of Proxy Materials

To reduce printing costs and postage fees of sending duplicate proxy materials, we have adopted a practice approved by the Securities and Exchange Commission (“SEC”) called “householding.”  Under this practice, stockholders who have the same address and last name and who do not participate in electronic delivery of proxy materials, will receive only one copy of our proxy materials unless one or more of these stockholders notifies us that they wish to continue receiving individual copies.  Stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and receive only one set of proxy soliciting materials and would like to request a separate copy of these materials, please send your request to the Company, One Branca Road, East Rutherford, NJ 07073, Attn: Joseph P. Macaluso. We will deliver the requested documents promptly upon your request.

PROPOSAL NO. 1:  ELECTION OF DIRECTORS

General

The Board currently consists of five directors elected annually.  Pursuant to the By-Laws the number of directors shall be not less than three and not more than nine directors, and the directors may elect a director to fill a term until the following Annual Meeting of Shareholders, provided that there is an opening. The five director candidates named below have been nominated for one-year terms.  Please see “Nominating Committee” below for the Company’s nominating procedures

Each candidate currently serves as a director.  None of the candidates, except Jeffrey O’Hara, President and Chief Executive Officer are employed by the Company; Messrs. Leon, Rice, and Walker are independent as defined in the rules of the NYSE MKT.

It is intended that votes will be cast pursuant to the enclosed proxy card for the election of the nominees listed in the table below, except for those proxies that expressly withhold such authority.  Shareholders do not have cumulative voting rights with respect to the election of directors, and each proxy will be voted for the number of shares held for each of the five nominees (unless authority is withheld).  If any of the nominees shall be unable or unwilling to serve as a director, it is intended that the proxy will be voted for the election of such other person or persons as the appointed proxies may recommend in the place of such nominee.  We have no reason to believe that any of the nominees will not be candidates or will be unable to serve.

Vote Required

The five nominees receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting, where a quorum is present, shall be elected to the Board of Directors for one year and until their successor is duly elected and qualified.  (The number of shares voted “For” a nominee must exceed the number of shares voted “Withhold Authority for that Nominee”.)  The officers, directors, and affiliates, who own approximately 49% of the outstanding Common Stock (See “Security Ownership” below), have stated that they will vote their shares for the five nominees listed below.  The Board of Directors recommends that shareholders vote FOR each of the nominees listed below.  Unless you indicate otherwise, your proxy will be voted for the election of the nominees listed below.

Information Regarding the Nominees

Name (age)	Position	Since
Stephen A. Fletcher (1)	Director;	2011
(53)	Mr. Fletcher has extensive experience
	in manufacturing, finance, and marketing for digital imaging companies. He has a B.S. degree in
	industrial and operations engineering
	and an M.B.A. degree from the
	University of Michigan.

Jeffrey C. O’Hara, CPA (1)	Director; President since August 2007;	1998
(55)	Chief Operating Officer since
	June 2006; and Vice President
	of the Company since August, 2005.
	CEO since December 2010.

George J. Leon (2) (3)	Director; an Investment	1986
(70)	Manager and beneficiary of
	the George Leon Family Trust
	(investments) since 1986.

Robert A. Rice (2) (3)	Director; President and	2004
(58)	Owner of Spurwink Cordage, Inc. since
	1998 (textile manufacturing).

Robert H. Walker (2) (3)	Director and Chairman of the Board;	1984
(77)	Retired Executive Vice
	President of Robotic Vision
	Systems, Inc. (designer and manufacturer of robotic
	vision systems) 1983-1998.

(1)	Mr. Fletcher is the son of Mr. Harold K. Fletcher, the former Chairman of Tel-Instrument who passed away in 2011, and the brother-in-law of Jeffrey C. O’Hara, the Company’s Chief Executive Officer.
(2)	Member of the Audit Committee.
(3)	Member of the Compensation Committee.

Background of Directors

Stephen A. Fletcher is the Chief Executive Officer of Rand McNally, the country's most trusted source for maps, navigation and travel content. At Rand, Mr. Fletcher is driving growth of the Company's consumer and enterprise businesses through rapid expansion of core product lines and continued innovation of commercial transportation solutions ranging from advanced mileage and routing software to fleet management and electronic tracking.

Prior to Rand McNally, Mr. Fletcher served as a WW general manager at Kodak for more than six years and led a far-reaching organization with operations around the globe including R&D in the US, Germany and Singapore and manufacturing in the US, China and Mexico.  At Kodak, he and his team drove triple-digit millions of dollars of earnings improvement and greatly assisted in the Company's recovery. Before Kodak, he was President and COO of Konica Minolta Printing Solutions in Ramsey, New Jersey where he quadrupled the business over six years.  Mr. Fletcher was also President and CEO of the Tally Printer Corporation in Seattle, Washington and held marketing management positions at Apple Computer and Hewlett Packard.

George J. Leon has served as a member of the Board of Directors since 1986. Mr. Leon has substantial experience in finance, and as an investment manager. He is and has been an Investment Manager and beneficiary of the George Leon Family Trust for more than 5 years.

Jeffrey C. O’Hara, CPA has served as a member of the Board of Directors since 1998, and was made a Vice President in 2005, COO in 2006, and has been President since 2007.  Mr. O’Hara was made CEO of the Company in December 2010. Prior to joining the Company, Mr. O’Hara held various management positions at General Motors, and other mid-sized private companies. Mr. O’Hara has extensive financial, marketing and operations experience and he has held executive positions as both a Chief Financial Officer and President. Mr. O’Hara has also served on several Boards of other companies.

Robert A. Rice has served as a member of the Board of Directors since 2004. Mr. Rice is, and has been for more than 5 years, President and Owner of Spurwink Cordage, Inc. a textile manufacturing company located in New England, and is experienced in securities matters and business management.

Robert H. Walker has served as member of our Board of Directors since 1984 and was elected Chairman of the Board in April 2011. Mr. Walker, prior to his retirement in 1998, had served as Executive Vice President of Robotic Vision Systems, Inc., which designs, manufactures, markets and sells automated two-dimensional and three-dimensional machine vision-based products and systems for inspection, measurement and identification. Mr. Walker also served as Chief Financial Officer of that Company, whose shares were listed on the NASDAQ National Market. Mr. Walker qualifies as the Company’s “Audit Committee Financial Expert” as defined in the regulations promulgated under the Securities Exchange Act.

Observer:

Mr. Franz Pool, a partner in BCA, has been a Board observer since September 2010 when the Company concluded its Loan Agreement with BCA. Mr. Pool has served as Managing partner for BCA for a number of years.

CORPORATE GOVERNANCE, BOARD MEETINGS AND COMMITTEES

The Board of Directors is responsible for supervision of the overall affairs of the Company.  The Board held eight (8) meetings during the fiscal year 2013, and each of the nominee directors attended all of the meetings. The Company expects directors to attend all Board, Committee, and Shareholder meetings. Three of the Directors, Messrs Leon, Rice and Walker, are independent under the Rules of the NYSE-MKT.

Robert H. Walker was elected Chairman of the Board by the Directors at their April 13, 2011 meeting upon the passing of Harold K. Fletcher who had been Chief Executive Officer and Chairman of the Board of the Company since 1982. Jeffrey C. O’Hara was elected the Chief Executive Officer in December 2010.

The Board and, separately, the Audit Committee review and provide oversight of risks and potential risks involving the Company’s operations.  The Board reviews and evaluates the process used to assess major risks facing the company and to periodically review assessments prepared by senior management of such risks, as well as options for their mitigation. Frequent interaction between the directors and members of senior management assists in this effort. The Board regularly reviews information regarding our liquidity and operations, as well as the risks associated with each. The Audit Committee is responsible for overseeing the management of financial and accounting risks. The Compensation Committee is responsible for overseeing the management of risk-taking relating to executive compensation plans and arrangements.

To assist it in carrying out its duties, the Board has delegated certain authority to committees.  The Board has established standing Audit and Compensation Committees, and has delegated nominating responsibility to the three Directors who are independent under the Rules of the NYSE MKT (“NYSE MKT Rules”).  Our Audit and Compensation Committees consist of only independent, non-employee directors.

Code of Conduct

The Company has had corporate governance standards and policies, regulating officer, director and employee conduct for many years.  In fiscal 2004, we reviewed our standards and policies and incorporated them into our new Code of Business Conduct, which we believe satisfies the rules promulgated by the SEC and the NYSE MKT.  The Code applies to all employees, including our Chief Executive Officer and our Principal Accounting Officer, and is available to any shareholder free of charge, by submitting a written request to the Company, One Branca Road, East Rutherford, NJ  07073, Attn: Joseph P. Macaluso.

Audit Committee

The Board of Directors established a separately designated standing Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 and of the Rules of the NYSE MKT.  The Audit Committee is comprised of Messrs. Walker (Chairman), Leon, and Rice.  Messrs. Walker, Leon, and Rice are independent, as that term is defined under the Securities Exchange Act of 1934, and Mr. Walker is a financial expert as defined in the rules promulgated by the SEC pursuant to that Act. Mr. Walker served as director and Executive Vice President of Robotic Vision Systems, Inc., a reporting company, and as its principal financial officer for over 15 years.

The Audit Committee reviews the Company’s financial statements, and oversees the Company’s accounting, audits, internal controls, and adherence to its Business Conduct Guidelines.  The Committee also appoints and recommends to the Board of Directors the Company’s independent registered public accounting firm and reviews, evaluates, and approves the independent registered public accountants’ compensation, services performed, and procedures for ensuring its independence with respect to the Company.  The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is annexed as Exhibit A.

During fiscal 2013, all three members of the Committee attended all 5 of the Audit Committee meetings.  In the opinion of the Board, and as “independent” is defined under NYSE MKT Rules, Messrs. Walker, Leon and Rice are independent of management and free of any relationship which might interfere with their exercise of independent judgment as members of this committee.

The Audit Committee has: (i) reviewed and discussed with management, and with BDO USA, LLP, (the “Auditors”) the Company’s audited financial statements for the fiscal year ended March 31, 2013; (ii) discussed with the Auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board; (iii) received the written disclosures and the letter from the Auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the Auditors’ communications with the Audit Committee concerning independence; and (iv) discussed with the Auditors their independence from the Company.  The Audit Committee has also discussed with management of the Company and the Auditors such other matters and received such assurances from them as it deemed appropriate.  The Audit Committee meets regularly with management and the Auditors, and then with the Auditors without management present, to discuss the result of the Auditors examination, the evaluation of the Company’s internal control over financial reporting and the overall quality of the Company’s accounting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements for the fiscal year ended March 31, 2013 be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

Audit Committee of the
Board of Directors

Robert H. Walker, Chairman
George J. Leon
Robert A. Rice

Compensation Committee

The Compensation Committee, during fiscal 2013, consisting of George J. Leon, Chairman, Robert A. Rice and Robert H. Walker, is responsible for (1) reviewing and evaluating employee stock and other compensation programs and plans, (2) determining the compensation of the Chief Executive Officer, and (3) approving compensation arrangements, including Keyman incentive compensation and stock option grants, for management and other employees.  The Board created the Compensation Committee by resolution giving it the foregoing authority, but the committee does not have a written charter.

The Compensation Committee met once during the 2013 fiscal year; Messrs. Leon, Rice and Walker attended the meeting. Messrs. Leon, Rice and Walker are independent, as defined in the NYSE MKT Rules. See “Executive Compensation” below for a discussion of the Committee’s processes and procedures for reviewing and determining compensation.

Nominating Committee

The Board of Directors designated George J. Leon, Robert A. Rice and Robert H. Walker, each of whom is not an employee of the Company, and is an independent director under NYSE MKT Rules, to act as a Nominating Committee of the Board pursuant to a “Procedures Resolution” adopted by the Board.  The Committee does not have a formal charter.

The Board directed that candidates for director should have a commitment to enhancing long term shareholder value and possess a high level of personal and professional ethics and sound business judgment.  In addition, they should have (a) experience in business, finance, technology or administration, (b) familiarity with the Company, its technology, business and industry, and (c) appreciation of the relationship of the Company’s business to changing needs in our society.  In order to identify director candidates, the Committee relies on its and the Board’s personal business experience and contacts, and its evaluation of any recommended candidates.  The Committee does not intend to retain consultants to identify candidates.

The Board of Directors unanimously concluded that it is not appropriate to have a specific policy with regard to shareholder communications to the Board related to the recommendations of director candidates, because (a) the officers, directors and one affiliate shareholder, collectively, own approximately 50% of the outstanding shares, (b) the remaining shares are relatively widely held, and (c) Shareholders have not submitted recommendations or comments in the past.  The Nominating Committee will consider any shareholder communication and any recommendations, if made in accordance with the following paragraph, by Shareholders owning more than 5% of the outstanding stock for over 1 year, and will make its recommendations for nominees based on the criteria set forth above.  No shareholder recommendations from shareholders owning more than 5% of the outstanding shares were received in connection with the Annual Shareholders’ Meeting scheduled for January 15, 2014

If a shareholder (or shareholders), who has beneficially owned at least 5% of the outstanding Common Stock, for at least 1 year, wishes to submit to the Nominating Committee a recommendation for a nominee as a director, for consideration in connection with the 2014 annual meeting, they may send their recommendation to the Company, Attention: Joseph P. Macaluso, not later than August 15, 2014.  The written recommendation must (a) identify the nominee, (b) identify the shareholder or shareholders making the recommendation, (c) provide a written consent of both the recommending shareholder and the recommended nominee to be identified in the Proxy Statement, and (d) provide proof that the security holder or group satisfies the ownership and holding period specified above.  The Committee will consider shareholder recommendations, but is not obligated to submit any recommendations to the Board or the shareholders.  (See “Shareholder Proposals” below.)

The five candidates for Directors being submitted to Shareholders pursuant to this Proxy Statement were recommended to the Board by the Nominating Committee.

Compensation of Independent Directors

Directors who are not employees or officers of the Company receive (a) $1,250 in cash and options, at the then market price, to purchase 1,000 shares of common stock for attendance at each in-person Board or Standing Committee meeting and (b) $625 in cash and options to purchase 500 shares for attendance at each formal telephonic meeting of the Board or of a standing committee.  Non-employee directors may elect annually to accept the foregoing compensation or waive the stock option element and receive $2,500 in cash for attendance at the in-person meeting and $1,250 in cash for each formal telephone meeting. During the fiscal year ended March 31, 2013 non-employee directors received the following compensation pursuant to this plan.

Name	Cash Compensation	Option Awards ($)(1)(2)	Total $
George J. Leon	$16,250	$-0-	$16,250
Robert A. Rice	$16,250	$-0-	$16,250
Robert H. Walker (3)	$16,250	$-0-	$16,250
Stephen A. Fletcher	$15,000	$-0-	$15,000

(1)
Amounts in this column represent the fair value at date of grant required by Financial Accounting Standards Board ASC Topic 718 to be included in our financial statements for each option granted during fiscal year 2013. See Note 14 to Notes to the consolidated Financial Statements included in the Company’s Report on Form 10-K for the fiscal year ended March 31, 2013. No options were granted to directors during fiscal year 2013.

(2)	Total outstanding options for all three outside directors were 48,100 at March 31, 2013.
(3)	In addition to the above compensation, Mr. Walker received a monthly stipend of $2,400 for his additional responsibility as Chairman of the Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires reports to be filed with the SEC, relating to stock ownership of officers, directors, and beneficial owners of 10% or more of the Company stock.  For the fiscal year ended March 31, 2013, the Company believes, based on reports filed with it, that all required reports under Section 16(a) have been filed, although some filings were not made timely.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF BDO USA, LLP
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BDO USA, LLP currently serves as the Company’s independent registered public accounting firm and that firm conducted the audit of the Company’s consolidated financial statements for the fiscal year ended March 31, 2013.  The Audit Committee has appointed BDO USA, LLP to serve as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending March 31, 2014 and recommended to the Board that its appointment be submitted to the shareholders for ratification.  The Board concurred with this appointment and recommendation.  Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of different auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

A representative of BDO USA, LLP is expected to attend the meeting and will be available to answer stockholder questions, and will have the opportunity to make a statement, if he or she wishes to do so.

Fees Paid to BDO USA, LLP

For the fiscal years ended March 31, 2013 and 2012, professional services were performed by BDO USA, LLP, and fees were paid to it by the Company, as follows:

	2013	2012
Audit Fees and Expenses	$117,500	$117,500
Audit-Related Fees	-	-
Total Audit and Audit-Related Fees	117,500	117,500
Tax Fees	-	-
All Other Fees	-	-
Total	$117,500	$117,500

Audit Fees.  This category includes the audit of the Company’s consolidated financial statements and reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q.  It also includes advice on accounting matters which arose during, or as a result of, the audit or the review of interim financial statements, and services which are normally provided in connection with regulatory filings, or in an audit engagement.

Audit Related Fees, Taxes and Other Fees.  No fees under these categories were paid to BDO USA, LLP in 2013 and 2012.

Audit Committee Pre-Approval Policy of Audit and Permissible Non-Audit Services

The Audit Committee has established a policy which requires it to specifically pre-approve all audit and permissible non-audit services, including audit-related and tax services, if any, to be provided by the independent registered public accountant.  Preapproval is generally provided for up to one year and is detailed as to the particular service or category of service to be performed, and is subject to a detailed budget.  The auditor and management are required to report periodically to the Audit Committee regarding the extent and quality of services performed and the amount of fees paid to date, in accordance with the pre-approval.

The Audit Committee pre-approved the Auditors’ fees and services in fiscal years 2013 and 2012 described above.

The officers, directors and one affiliate shareholder, who collectively own over 50% of the outstanding Common Stock, have stated that they will vote their shares for ratification of the appointment of BDO USA, LLP.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO RATIFY THE SELECTION OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2013.  THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES PRESENT IN PERSON OR BY PROXY, PROVIDING THAT A QUORUM CONSISTING OF A MAJORITY OF OUTSTANDING SHARES IS PRESENT, WILL RATIFY THE APPOINTMENT OF BDO USA, LLP.

SECURITY OWNERSHIP

The following table sets forth information known to the Company with respect to the beneficial ownership as of December 12, 2013, of the Company’s Common Stock, $.10 par value, of (i) all persons who are beneficial owners of five percent (5%) or more of the Company’s Common Stock, (ii) each director and nominee, (iii) the named Executive Officers, and (iv) all current directors and executive officers as a group.

Name and Address	Number of Shares Beneficially Owned		Percentage of Class (1)

Named Directors and Officers
Stephen A. Fletcher, Nominee	-0-	(2)	0%
20 Windham Hill
Mendon, NY 14506

George J. Leon, Director	455,971	(3)	14.3%
116 Glenview
Toronto, Ontario, Canada M4R1P8

Jeffrey C. O’Hara, Director	264,156	(4)	8.1%
and President
853 Turnbridge Circle
Naperville, IL 60540

Robert A. Rice, Director	119,504	(5)	3.7%
5 Roundabout Lane
Cape Elizabeth, ME 04107

Robert H. Walker, Director	82,653	(6)	2.5%
27 Vantage Court
Port Jefferson, NY 11777

Joseph P. Macaluso, PAO	25,113	(7)	0.8%
167 Tennis Court
Wall Township, New Jersey 07719

All Officers and Directors	958,197	(8)	29.0%
as a Group (8 persons)

Diamond Bridge Capital, L.P	219,322	(9)	6.8%
800 Westchester Avenue
Rye Brook, NY 10573
	656,907	(10)	20.2%
Mrs Sadie Fletcher
657 Downing Lane
Williamsville, NY 14221

(1)
The class includes 3,247,387 shares outstanding plus shares outstanding under Rule 13d-3(d) (1) under the Exchange Act.  The common stock, deemed to be owned by the named parties, includes stock which is not outstanding but is subject to currently exercisable options held by the individual named.  The foregoing information is based on reports made by the named individuals.

(2)
Mr. Stephen A. Fletcher is the son of Mr. Harold K. Fletcher, former Chief Executive Officer and director of the Company.  Mr. Stephen A. Fletcher is the son of Mrs. Sadie Fletcher who beneficially owns 656,907 shares by virtue of the Estate of Harold K. Fletcher. Mr. Fletcher disclaims beneficial ownership of the shares owned by the Estate of Harold K. Fletcher.

(3)
Includes 423,621 shares owned by the George Leon Family Trust, of which Mr. Leon is a beneficiary and 10,800 shares subject to currently exercisable stock options.  Mr. Leon acts as a manager of the trust assets pursuant to an informal family, oral arrangement and the filing of this statement shall not be construed as an admission that Mr. Leon is the beneficial owner of these shares.

(4)	Includes 27,000 shares subject to currently exercisable stock options owned by Mr. O’Hara.

(5)	Includes 11,100 shares subject to currently exercisable stock options owned by Mr. Rice.

(6)	Includes 11,100 shares subject to currently exercisable stock options owned by Mr. Walker.

(7)	Includes 1,600 shares subject to currently exercisable stock options owned by Mr. Macaluso.

(8)	Includes 61,600 shares subject to currently exercisable options held by all executive officers and directors of the Company (including those individually named above).

(9)	Based on Schedule 13G filed with the SEC on March 5, 2013 and furnished to the Company.

(10)
Represents 656,907 shares owned by the Estate of Harold K. Fletcher, former Chief Executive Officer and director of the Company. Mrs. Fletcher is the mother of Stephen A. Fletcher, a director of the Company.

EXECUTIVE COMPENSATION

The following table presents information regarding compensation of our principal executive officers for services rendered during fiscal years 2013 and 2012.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($) (1)	Incentive ($) (2)	Option Awards ($) (3)	All Other Compensation $ (4)	Total ($)

Jeffrey C. O’Hara, CEO President (5)	2013	160,000	-	-	21,222	181,222
	2012	160,000	-	-	20,897	180,897

Joseph P. Macaluso PAO	2013	110,000	-	-	6,471	116,471
	2012	106,346	-	8,648	7,503	122,497

(1)	The amounts shown in this column represent the dollar value of base cash salary earned by each named executive officer (“NEO”).

(2)	No incentive compensation was made to the NEO’s in 2013 and 2012, and therefore no amounts are shown.

(3)
Amounts in this column represent the fair value required by ASC Topic 718 to be included in our financial statements for all options granted during that year (see Note 14 to Notes to the Consolidated Financial Statements).

(4)	The amounts shown in this column represent amounts for medical and life insurance as well as the Company’s match in the 401(k) Plan.

(5)	On December 15, 2010, Mr. O’Hara became CEO.

Processes and Procedures

The Compensation Committee recommends to the Board, compensation for all employees, including executive officers. Employee directors are not compensated as Directors and the compensation for non-employee directors is determined annually by the entire Board. (See “Compensation of Independent Directors” above.)

The Committee evaluates the performance of the executive officers on an ongoing basis during the year.  Management submits a proposal near the end of the year for annual compensation of all employees, including executives, based on its evaluation of the employee’s performance and contribution to the Company. The proposal recommends salary levels, keyman incentive awards, and stock option grants.  The Committee considers management’s evaluation of each executive as well as the Committee’s own evaluation of his performance and published information on compensation for similar positions in competitive businesses.  Because the Company is small and the executives are critical to its business success, compensation is also based on overall business success. The final recommendations of the Compensation Committee are reached by the committee in executive session without the presence of any party not a member of the committee. The Committee does not believe that there are any risks arising from the Company’s compensation policies that are reasonably likely to have a material adverse effect on the Company.

The Compensation Committee independently evaluates the performance of the CEO and determines the CEO’s salary, bonus and stock option grant.  The Compensation Committee sets qualitative objectives and responsibilities for the CEO consistent with the Corporation’s business model.  These include creating shareholder value through a balanced focus on long-term returns on capital employed, earnings per share and total shareholder return; developing the long-term business strategy and assessing the effectiveness of the Corporation’s management development and succession planning process across the organization; ensuring that the business develops and meets high standards of safety, health, environmental performance as well as high ethical standards and compliance with applicable legal requirements; stewardship and enforcement of internal business controls; communicating effectively with all the Corporation’s stockholders, and working effectively with the Board in the pursuit of all these objectives.

The Committee does not delegate any of its responsibility and uses consultants only as a source of information about compensation in comparable businesses.

Incentive Plan

The Company has a key man incentive compensation program.  Each year the Compensation Committee determines a percentage of operating profits to be distributed among senior employees, including executive officers. The percentage determined is based on the general performance of the Company, and the amount of operating profits available for shareholders and for reinvestment in the business. This element of compensation provides an incentive for short-term performance.

The percentage of operating profits so determined is then distributed to senior employees, including executive officers and to a category  entitled  "other",  based on (a) the amount of the employee's base salary, (b) his contribution to the Company,  (c) the results of that contribution,  (d) an estimated amount of his  "special effort" on behalf of the Company, (e) his technical expertise, leadership, and management skills, and (f) the level of the overall  compensation paid employees performing similar work in competitive companies.

Stock Option Plan

The Committee also reviews management’s plan for granting qualified stock options in accordance with the foregoing criteria and within the limits set by the Board that employee stock options outstanding do not exceed 10-15% of total shares outstanding.

Grants of Plan-based Awards Table for Fiscal Year

There were no stock options granted during or for the 2013 fiscal year to our named executive officers.

Options Exercised and Stock Vested During Fiscal Year 2013

None.

Outstanding Equity Awards at Fiscal Year End Table

The following table sets forth the outstanding stock option grants held by named executive officers at the end of the 2013 fiscal year. The option exercise price set forth in the table is based on the closing market price on the date of grant.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date

Joseph P. Macaluso	800	3,200	$6.59	12/14/16

Jeffrey C. O’Hara	15,000	-	$3.58	03/02/14
	3,000	2,000	$8.00	02/22/15
	6,000	9,000	$7.62	12/15/15

1)	Options are exercisable, on a cumulative basis, 20% at or after each of the first, second, and third anniversary of the grant and 40% after the fourth year anniversary.

Equity Compensation Plan Information

In March 2006, the Board of Directors of the Company adopted the 2006 Stock Option Plan which reserves for issuance options to purchase up to 250,000 shares of its common stock and is similar to the 2003 Plan. This Plan was ratified by the shareholders at the Annual Meeting in December 2006. The Plan, which has a term of ten years from the date of adoption, is administered by the Board of Directors or by a committee appointed by the Board of Directors.  The selection of participants, allotment of shares, and other conditions related to the grant of options, to the extent not set forth in the Plan, are determined by the Board of Directors.  Options granted under the Plan are exercisable up to a period of 5 years from the date of grant at an exercise price which is not less than the fair market value of the common stock at the date of grant, except to a shareholder owning 10% or more of the outstanding common stock of the Company, as to which the exercise price must be not less than 110% of the fair market value of the common stock at the date of grant.  Options are exercisable, on a cumulative basis, 20% at or after each of the first, second, and third anniversary of the grant and 40% after the fourth year anniversary.

Additionally, at March 31, 2013 the Company has individual employment agreements with one individual which provides for the grant of 5,000 stock options with an exercise of $3.54 per share.  This employee contract was approved by the directors, and was included as consideration for employment but was not individually approved by shareholders. Since these options were granted under the Stock Option Plans, they are included in the 114,600 securities to be issued upon the exercise of stock options in the second column of the following schedule.

The following table provides information as of March 31, 2013 regarding compensation plans under which equity securities of the Company are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of options	Weighted average exercise price of options	Number of options remaining available for future issuance under Equity Compensation Plans
Equity Compensation Plans approved by shareholders *	114,600	$5.53	218,978
Equity Compensation Plans not approved by shareholders	--	--	--
Total	114,600	$5.53	219,978

* See Note 14 to Notes to the Consolidated Financial Statements included in the Company’s Report on Form 10-K for the fiscal year ended March 31, 2013.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Any corporate transaction which involves a related person, including transactions which would be required under Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission, must be approved by the independent directors as being fair and reasonable to the Corporation and its shareholders. Any such approval would be included in the minutes of the Board of Directors.

On February 22, 2010, the Company borrowed $250,000 in exchange for issuing Subordinated Notes to each of two Executive Officers and Directors in the amount of $125,000. Each officer and director also received 5,000 stock options at $8.00 per share, the market price at the date of grant. In September 2010, these officers/directors entered into an Intercreditor and Subordination agreement which subordinated their loans to the BCA Loan Agreement (see Note 11 to Notes to Consolidated Financial Statements).  The notes were to become due April 1, 2011 with an interest rate of 1% per month, payable on a monthly basis within 14 days of the end of each month. The Intercreditor  and Subordination Agreement amongst the parties precludes the payment of principal or interest under these subordinated notes unless and until the Senior Obligations have been paid in full or without the express written consent of Senior Lender.  The Subordinated Note Holders agree that the Company’s failure to pay the monthly interest amounts pursuant to the terms of the February 22, 2010 Subordinated Notes will not constitute an event of default on the Notes if the Company is precluded from making these payments pursuant to the limitations included in the loan agreement with BCA. During fiscal year 2012, the Company’s Chairman, at the time, passed away. His surviving spouse has retained this Subordinated Note and continues to acknowledge the terms. Interest expense amounted to $30,000 and $31,964 for the years ended March 31, 2013 and 2012, respectively.

In connection with the stock options issued in conjunction with this debt the Company recorded a debt discount of $25,000. The debt discount has been fully amortized and no amortization of debt discount was recognized for the years ended March 31, 2013 and 2012. As of March 31, 2013 and 2012, the Company had unamortized discount of $-0-.

On September 26, 2012, the Company secured an equity purchase commitment for up to $500,000 in total from the Chief Executive Officer, a director and an affiliate to the Company to be called upon at the Company’s discretion. The stock subscription agreements provide for the sale of up to $500,000 of newly issued restricted shares at a price of $3.60 per share, the closing average price of the Company’s common stock following the signing of the individual stock subscription agreements. All of the $500,000 has been called upon by the Company as of December 31, 2012, and the Company issued 138,890 shares of restricted stock in exchange for this amount to the three investors.   This financing will be used for general business purposes.

The price was determined to be fair by a Special Valuation Committee of the Board, composed of Messrs. Robert H. Walker and Robert A. Rice, who did not participate in this share purchase.

In June 2013, a related party received a note payable from the Company in exchange for $100,000 which the Company used for working capital needs. On July 24, 2013, the related party converted its note payable in the amount of $100,000 into 31,348 shares of the Company’s common stock at a price of $3.19 per share. The price was approved by the board of directors (the “Board”) of the Company and was the same price as the 200,000 shares issued to the Private Investor upon the conversion of debt on May 31, 2013.

PROPOSAL 3:  NON-BINDING ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION

We are asking our stockholders to provide advisory approval of the compensation of the NEO, as we have described it in the “Executive Compensation” section of this proxy statement. While this vote is advisory, and not binding on the Company, it will provide information to our Board of Directors and Compensation Committee regarding investor sentiment about our executive compensation policies and practices, which the Committee will be able to consider when determining future executive compensation.

This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to endorse or not endorse our executive compensation program and policies through the following resolution:

“Resolved, that the compensation of the Company’s NEO, as disclosed pursuant to compensation disclosure rules of the Securities and Exchange Commission located in the “Executive Compensation” section of this proxy statement, and the accompanying executive compensation table and narrative discussions, is hereby APPROVED.”

The vote on this Proposal 3 is advisory, and therefore not binding on the Company, the Compensation Committee, or the Board. The vote will not be construed to create or imply any change to the fiduciary duties of the Company or the Board, or to create or imply any additional fiduciary duties for the Company or the Board of Directors.  However, the Board of Directors and the Compensation Committee value input from stockholders and will consider the outcome of the vote when making future executive compensation decisions. The affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy is required to approve this Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE FOREGOING RESOLUTION APPROVING THE COMPANY’S EXECUTIVE COMPENSATION POLICIES AND PROCEDURES AND THE 2013 COMPENSATION PAID TO THE EXECUTIVE OFFICERS.

PROPOSAL 4:  NON-BINDING ADVISORY VOTE REGARDING THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Board of Directors and the Compensation Committee are seeking stockholder opinions on the frequency of future advisory votes regarding the Company’s executive compensation. Consistent with the intent of the Dodd-Frank Act and SEC rules, the Board of Directors is providing stockholders with the opportunity to cast a non-binding advisory vote. The compensation of the Company’s NEO is disclosed in the “Executive Compensation” section of this proxy statement, and the accompanying compensation tables and the related disclosures. The Board of Directors asks the stockholders to indicate the frequency with which they would like future votes. We are providing stockholders with the option of selecting a frequency of one, two or three years, or abstaining. The advisory vote on the frequency of the advisory vote on executive compensation that receives a plurality (that is, the largest number) of votes cast will be the preference selected by shareholders. Abstentions and broker non-votes are not considered to be votes cast and therefore will have no effect on the outcome of this advisory vote.  In the interests of transparency and recognizing the importance of stockholder involvement with the Company, we recommend that our stockholders select a frequency of voting on executive compensation every one year.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “EVERY ONE YEAR” FOR FUTURE ADVISORY VOTES ON THE COMPANY’S EXECUTIVE COMPENSATION.

SHAREHOLDER PROPOSALS

Proxy Materials for the Fiscal Year 2014 Annual Meeting

If a shareholder wishes to present a proposal for inclusion in the proxy materials for the 2014 annual meeting of shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive officers of Tel-Instrument Electronics Corp, One Branca Road, East Rutherford, NJ 07073, Attn:  Joseph P. Macaluso, no later than August 8, 2014.  All proposals must conform to the rules and regulations of the Securities and Exchange Commission.  See “Nominating Committee” above.

Fiscal Year 2014 Annual Meeting

A shareholder must give written notice to the Company of a proposal, not subject to SEC Rule 14a-8, or of a nomination, which the shareholder intends to submit at the annual meeting, at least 45 days before the anniversary of the date on the prior year’s Proxy Statement.  If the Company does not receive such written notice, prior to such 45 day period, all Proxy cards will be voted at the meeting, as directed by the Board of Directors, in respect of such proposal or nomination.

To be timely for the 2013 Annual Meeting, written notice must be received by the Company at the above address, prior to October 3, 2014.

No shareholder proposals or notices were received in connection with the 2013 meeting.

Shareholder Communications

Any shareholder wishing to communicate with the Board of Directors may send a written communication, stating their name, the amount and duration of their share ownership and the substance of their communication to the Company at the address stated above under “Proxy Materials” and the communication will be distributed to each director.

ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORT ON FORM 10-Q

A copy of our annual report on Form 10-K for the fiscal year ended March 31, 2013, and a copy of our quarterly report on Form 10-Q for the period ended September 30, 2013, as filed with the Securities and Exchange Commission, including the financial statements and financial statement schedules thereto, accompany the notice of this annual meeting, proxy statement and the related proxy card, but are not proxy solicitation material.  We will furnish to any person whose proxy is being solicited, any exhibit described in the exhibit index accompanying the Form 10-K, upon the payment, in advance, of fees based on our reasonable expenses in furnishing such exhibit.  Requests for copies of exhibits should be directed to Joseph P. Macaluso at the Company address at One Branca Road, East Rutherford, NJ 07073.

TEL-INSTRUMENT ELECTRONICS CORP

By:	s/ Jeffrey C. O’Hara
Jeffrey C. O’Hara
Chief Executive Officer

East Rutherford, New Jersey
December 20, 2013

EXHIBIT A

TEL-INSTRUMENT ELECTRONICS CORP

AUDIT COMMITTEE CHARTER

This Charter shall be reviewed, updated and approved by the Board of Directors of Tel-Instrument Electronics Corporation (the “Company”) on an annual basis or as the Board otherwise deems appropriate:

Mandate

The Audit Committee of the Board of Directors shall be responsible for assisting the Board in overseeing the Company’s accounting and financial-reporting process, and the audits of its financial statements.  The Committee shall be directly responsible for the appointment, compensation and oversight of the independent public accountant employed by the Company (including resolution of disagreements between Management and the accountant regarding financial reporting) for the purpose of preparing and issuing an audit report and each such independent accountant shall report directly to the Audit Committee.

1.  AUDIT COMMITTEE CHARTER

The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting or auditing matters, including anonymous or otherwise, from employees.

The Committee shall maintain free and open communication (including executive sessions at least annually) with the Company’s independent accountants and Chief Executive Officer and Chief Financial Officer.

In the exercise of its oversight, the Committee is not responsible for preparing the Company’s financial statements, planning or conducting audits or determining that the Company’s financial statements fairly present the Company’s financial position and results of operation and are in accordance with generally accepted accounting principles.  Such duties remain the responsibility of Management and the Company’s independent accountant.  In discharging its oversight role, the Committee is empowered to investigate any matter within its mandate, brought to its attention, with full power to retain outside counsel or other experts for this purpose.

Membership

The Audit Committee is a standing committee of the Board of Directors and shall consist of at least three directors, appointed annually by the Board, all of whom are “independent” as defined in the Sarbanes-Oxley Act of 2002 (the “Act”) and are generally knowledgeable in financial, and accounting matters, including at least one member who shall be a “financial expert” as defined in Rules of the S.E.C. to be promulgated.  A member shall be deemed a “financial expert” if, through education and experience as a public accountant or accountant or a principal financial officer, controller, or principal accounting officer of an issuer, or from a position involving the performance of similar functions, he or she has:

1)  an understanding of generally accepted accounting principles and financial statements

2)  experience in –

a.  the preparation or auditing of financial statements of generally comparable issuers; and

b.  the application of such principles in connection with the accounting for estimate, accruals, and reserves;

3)  experience with internal accounting controls, and

4)  an understanding of audit committee functions

The Board shall appoint one member as Chair, who shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings, making assignments, and reporting to the full Board.

Meetings

Meetings shall be held at least once a year.  Special meetings may be convened as required.  Meetings shall be held at such time and place, and upon such notice, as the Chair may from time to time determine.  Meetings of the Audit Committee may be in person or by conference call in accordance with the By-Laws of the Company.  A quorum for any meeting will be a majority of its members, and action may be taken by approval of a majority of a quorum.  The secretary of the Audit Committee will be the Company secretary, or such other person as is appointed by the Audit Committee.  Except as specifically provided in the Charter, the provisions of the By-Laws with respect to Committees of the Board of Directors shall apply to the Audit Committee.

Responsibilities

To best carry out its responsibilities the Committee’s policies and procedures should remain flexible in order to address changing conditions and should take into account the size of the Company and the degree of complexity in its accounting policies and procedures.  Specific responsibilities of the Committee include;

1.  Appointment of the independent accountant

a.  Select, evaluate and recommend the appointment of the independent accountant to be ratified by the shareholders to audit the Company’s financial statements, or where appropriate, the replacement of the independent accountant, and approve the compensation of, and retention agreement with the independent accountant for audit services.

b.  Evaluate the independence of the independent accountant, including a review of non audit-related services provided by and related fees charged by the independent accountant.

c.  Obtain a formal written statement, as required by the Independence Standards Board, from the independent accountant delineating relationships between the accountant and the Company and actively engage in dialogue with the independent accountant regarding matters that might reasonably be expected to affect its independence.

d.  Pre-approve all audit and non-audit services to be provided by the independent accountant.  The Audit Committee may delegate the authority to grant such pre-approvals to one or more members of the Committee, provided that the pre-approval decision and related services are presented to the Audit Committee at its next regularly scheduled meeting.

2. Review and approve the audit activities at the Company

Meet with the independent accountant and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and upon the completion thereof review

3. Review financial results

Prior to the release of the Company’s unaudited quarterly financial results, review the results with Management and the independent accountant. Ensure that the independent accountant conducts a SAS 71 (“Interim Financial Information”) review prior to the filing of the Company’s Form 10-Q. Prior to release of the Company’s fiscal year end operating results, review and discuss with Company Management and the independent accountant the audited financial results for the fiscal year, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates, and the clarity of the disclosures in the financial statements. At least annually discuss with the independent accountant the matters described in ASA 61 (“Communication with Audit Committees”). Review with Management and the independent accountant the Company’s critical accounting policies and the disclosure regarding those policies in the Company’s periodic filings with the S.E.C.

4. Review systems and reports

Review with senior Management and the independent accountant the Company’s accounting and financial system of internal controls, and their adequacy and effectiveness. Review and discuss the audited financial statements with management and, if appropriate, the independent accountant, prior to recommending the inclusion of the audited financial statements in the Company’s Annual report on Form 10-K. Provide sufficient opportunity for the independent accountant to meet with the Audit Committee without members of Management present. Among the items to be discussed in these meetings are the independent accountant’s evaluation of the Company’s financial, accounting and auditing personnel and the cooperation that the independent accountant received during the course of the audit and quarterly reviews.

5. Review corporate financial policies relating to compliance with laws and regulations, ethics, conflicts of interest and the investigation of misconduct and fraud.

6. Regularly prepare minutes of all meetings and report its activities to the Board of Directors.

7. Establish procedures to receive and process complaints regarding accounting, internal auditing controls or auditing matters and for employees to make confidential, anonymous complaints regarding questionable accounting or auditing matters.

8. Perform such other specific functions within its mandate as the Board of Directors may from time to time direct, including reviewing and approving all transactions between the Company and any related party, and making such investigations and reviews of the Company and its operations as the Board of Directors may from time to time request.

Resources

The Company’s Chief Financial Officer will be Management’s primary liaison to the Committee. The Committee will have access to financial information and resources it deems necessary for it to properly carry out its duties.

TEL-INSTRUMENT ELECTRONICS CORP.
PROXY
ANNUAL MEETING OF STOCKHOLDERS, JANUARY 15, 2014
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert H. Walker and Jeffrey C. O’Hara each with full power to act without the other, and with full power of substitution as the attorneys and proxies of the undersigned and hereby authorizes them to represent and to vote, all the shares of Common Stock of Tel-Instrument Electronics Corp., that the undersigned would be entitled to vote, if personally present at the Annual Meeting for Stockholders to be held on January 15, 2014, upon such business as may properly come before the meeting, including any adjournment or postponement of the meeting and the items set forth below:

1. ELECTION OF DIRECTORS:

NOMINEES RECOMMENDED BY THE DIRECTORS:  Stephen A. Fletcher; George J. Leon; Jeffrey C. O'Hara;
Robert A. Rice; Robert H. Walker;

Mark One Box Only:

☐ FOR ALL NOMINEES (except as marked to the contrary below);

TO WITHHOLD AUTHORITY to vote for an individual Nominee, write that Nominee's name in the space below:

or

☐ WITHHOLD AUTHORITY to vote for all Nominees.

2. RATIFY APPOINTMENT BY THE COMPANY OF BDO USA, LLP AS THE REGISTERED INDEPENDENT
PUBLIC ACCOUNTING FIRM FOR THE 2014 FISCAL YEAR
☐ For	☐ Against	☐ Abstain

3. TO CAST A NON-BINDING ADVISORY VOTE ON A PROPOSAL TO APPROVE THE COMPANY’S
EXECUTIVE COMPENSATION
☐ For	☐ Against	☐ Abstain

4. TO CAST A NON-BINDING ADVISORY VOTE ON A PROPOSAL REGARDING THE FREQUENCY OF
ADVISORY VOTES ON EXECUTIVE COMPENSATION
☐ 1 Year ☐ 2 Years ☐ 3 Years ☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES SET FORTH IN PROPOSAL 1 AND FOR PROPOSAL 2 AS RECOMMENDED BY THE BOARD OF DIRECTORS. THIS PROXY HEREBY REVOKES ALL VOTING INSTRUCTIONS PREVIOUSLY GIVEN BY THE SIGNER TO VOTE AT SAID MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
                                                                                  Dated: ____________________________, 2013

Signature

                                                                                                             Signature if held jointly

(PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE)

December 20, 2013

To Our Shareholders:

The Annual Shareholders Meeting for Tel-Instrument Electronics Corp. (“TIC” or the “Company”) is scheduled to take place on Wednesday, January 15, 2014 at 4:00 p.m. at our facility located at One Branca Road, East Rutherford, New Jersey 07073. We encourage all shareholders to attend this meeting and complete and return the attached Proxy.

After experiencing significant losses in the 2013 fiscal year due to an extended shut-down in the CRAFT program and delays in the TS-4530A program, the Company has made solid progress in the current fiscal year and expects to return to profitability this year and be profitable going forward as all of our major programs enter full rate production. The following provides a brief summary of the status of our major programs.

•
CRAFT 708 and 719: The U.S. Navy has ordered all 1,200 units on the initial Indefinite Delivery Indefinite Quantity (“IDIQ”) contract, and the Company has invoiced about 900 of these test sets with most of these units being shipped in place (“SIP”) at TIC. These SIP units required a few product enhancements and retesting and TIC has been steadily working down its inventory of SIP units. The number of new CRAFT units shipped has been impacted by the amount of time required to upgrade the SIP units, but we are making steady progress and anticipate completion of this process in mid-2014.  In November 2013, TIC received an additional $9.5 million five year CRAFT IDIQ order from the U.S. Navy. Thus far, a total of 87 CRAFT 708 and 48 CRAFT 719 units have been placed on order representing a contract value of $4.3 million. These new orders are at a substantially higher price as compared to the initial U.S. Navy contract. TIC also continues to receive significant CRAFT 708 orders for the Lockheed Martin Joint Strike Fighter program which management believes will be a major revenue source over the coming years. The CRAFT program has potential for sales into the balance of the U.S. Military and internationally as the new Mode 5 IFF (Identification, Friend or Foe) systems are installed in overseas aircraft platforms.

•
TS-4530A:  The current booked backlog on the TS-4530A program is $17 million, and additional U.S. Army orders are expected on this contract which has a maximum potential value of $44 million. The Company received a $3.3 million order in July 2013 for Limited Rate Initial Production (“LRIP”) units and anticipates completing this order in January 2014. TIC has received AIMS approval and has completed the required logistics items, and is currently waiting for a full rate production release which the Company hopes will take place in the near term. Commencement of the TS-4530A program will entail roughly $1 million of incremental monthly revenue for the Company. This program also has potential for sales into the balance of the U.S. Military and internationally as the new Mode 5 IFF (Identification, Friend or Foe) systems are installed in overseas aircraft platforms.

•
ITATS TACAN Bench Test Set: The Company has received a full production release for the ITATS program, but production has been held up pending conclusion with the U.S. Navy on the sale of the ITATS intellectual property (“IP”), and certain TIC requested price adjustments. We anticipate closing on these negotiations, and management believes that such sale will result in a significant one-time profit this fiscal year, as well as a modestly higher sale price for the units. This contract modification will have no impact on the sale of units to the U.S. Navy or other customers but it will improve TIC’s liquidity and net worth position. Production deliveries are now scheduled to commence in the summer of 2014 due to long lead time issues with two vendors. The ITATS program has about $6 million of booked backlog with additional orders possible from the U.S. Navy. We are also involved with other domestic and international customers for this product.

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Legacy Products: The Company has received several large orders totaling $1.3 million for our T-47N and T-47G multi-purpose test sets and management anticipates that the majority of these orders will ship in the current fiscal quarter. The Company also has additional large orders for legacy products in the fourth quarter of this current fiscal year.

Financial Results

Enclosed is the Company’s Annual Report on Form 10-K for the fiscal year ending March 31, 2013, as filed with the United States Securities and Exchange Commission on July 16, 2013 (“FY13”). FY13 sales decreased 52.6% to $7.8 million and TIC recorded an operating loss of $3.8 million as compared to an operating profit of $676k for FY12. As discussed above, FY13 results were adversely impacted by extended shut-down in the CRAFT program and delays in the TS-4530A program.

The current fiscal year (starting April 1, 2013) has seen revenues and profitability improve. As detailed in the attached Quarterly Report on Form 10-Q for the six months ended September 30, 2013, sales increased by $3.7 million (102.5%) to $7.2 million and TIC reported an operating profit of $208k as compared to an operating loss of $1.6 million for the same six month period ended September 30, 2012. This increase is mostly attributed to the resumption of shipments on the CRAFT program as well as shipment for a partial release on the TS-4530A program.

With the resumption of CRAFT shipments, the limited production release on the TS-4530A program as well as the increase in shipments for our legacy products in the current quarter, the Company’s financial condition continues to improve. The key to significant further improvement is securing a full rate production release on the TS-4530A program in the near term and management believes that this should generate a sharp increase in revenues and profitability. The new higher priced CRAFT orders from the U.S. Navy and Lockheed Martin Joint Strike Fighter Program should also generate higher revenues and produce solid profit margins. Given the largely fixed cost structure of our business, and the ongoing decline in engineering expenses due to the completion of the development phase for our major programs, this revenue increase should translate into strong bottom line operating results going forward.

During the first six months of the current fiscal year, a private investor converted $637,400 of debt into 200,000 shares of common stock at a price of $3.19 per share. In June 2013, a related party received a note payable from the Company in exchange for $100,000, which the Company used for working capital needs. On July 24, 2013, the related party converted its note payable in the amount of $100,000 into 31,348 shares of the Company’s common stock at a price of $3.19 per share. These stock issuances were needed to improve TIC’s liquidity position and procure parts for production. This additional capital has allowed TIC to improve its financial and liquidity position in the last six months. Assuming a timely receipt of the TS-4530A production release, no further debt or equity issuances are currently contemplated.

At September 30, 2013, the Company had net working capital of $1,587,356 as compared to $1,008,849 at March 31, 2013.

Shareholder Relations

The Company has continued to issue press releases covering quarterly earnings and other significant events.  As previously reported, TIC began trading on the NYSE MKT in February 2004. Closing prices in the NYSE MKT market (symbol: TIK) during the last 12 months have ranged between $2.66 and $4.41 per share. Given the improved prospects for the Company, the Company has retained OEM Capital to explore potential strategic opportunities for the Company. This includes exploring lower cost financing to replace our existing mezzanine lender and exploring strategic opportunities for the Company to maximize shareholder value. OEM has been working diligently on this effort and we will provide a summary of their efforts to date at the Annual Meeting.

The Board of Directors and Company management appreciates your continued support and we hope to see you at the Annual Shareholder Meeting at TIC on January 15, 2014.  Whether or not you are able to attend in person, we urge you to read the enclosed materials, sign and date the enclosed Proxy, and return it promptly in the enclosed envelope.  If you do attend in person, you may withdraw your Proxy and vote personally on any matters properly brought before the annual meeting

Sincerely,

     /s/ Robert H. Walker                                               /s/ Jeffrey C. O’Hara
     Robert H. Walker, Chairman                                  Jeffrey C. O’Hara, President and CEO